KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Announces Revised Preliminary Results for the Three and Six Month Periods Ended June 30, 2020

Kingston, NY — August 3, 2020 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced revised preliminary unaudited financial results for the three and six months ended June 30, 2020.

The revised preliminary unaudited financial results included in this press release are based on information available as of August 3, 2020 and management's latest review of operations for the second quarter. They remain subject to change based on management's ongoing review of the Company's second quarter and year to date results and are forward-looking statements (see "Forward-Looking Statements" below). The decrease in the Company's book value per share, net income and net income per diluted share reflected in this press release, as compared to the amounts included in the Company's earlier press release announcing its preliminary results for the three and six months ended June 30, 2020, relate to a recalculation of the change in the Company's unrealized gains for its equities and bond portfolio for the second quarter. The revised preliminary results reflect an increase in the Company's net operating income[1] and net operating income per diluted share[1] and an increase in the Company's net premiums earned from the amounts included in the earlier press release. In addition, the revised preliminary results reflect a decrease in the Company's net combined ratio and net loss ratio (excluding commercial lines in run off) as compared to the percentages shown in the earlier press release. Further, the Company's preliminary net loss ratio for the three and six months ended June 30, 2020 remains unchanged from the earlier press release. Kingstone assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly fillings with the Securities and Exchange Commission.

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in Form 8-K Exhibit 99.2 "Additional Preliminary Financial Information for Q2 2020" (also available at www.kingstonecompanies.com).

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Financial Highlights

2020 Second Quarter

(All results are approximations and are compared to prior year quarterly period actual amounts unless otherwise noted)

- Net operating income[1] of $2.5 million, or $0.23 per diluted share, compared to $1.1 million, or $0.10 per diluted share.
- Net income of $4.6 million, or $0.43 per diluted share, compared to net income of $1.6 million, or $0.15 per diluted share.
- Net combined ratio of 87.3% compared to 94.1%, an improvement of 6.8 percentage points.
- Net premiums earned from personal lines decreased by 4.9% reflecting the 25% quota share in effect in Q2 2020 vs. 10% quota share in effect in Q2 2019. Net premiums earned, including commercial liability lines in run off, decreased 14.6% to $26.6 million.
- Net loss ratio, excluding commercial liability lines in run off[1], of 47.1% compared to 50.5%; Net loss ratio, including commercial liability lines in run off[1], of 48.1% compared to 56.6%.
- Book Value per Share of $8.40 up $1.27, or 17.8% from Q1.

Six Months Ended June 30, 2020

(All results are approximations and are compared to prior year period actual amounts unless otherwise noted)

- Net operating income[1] of $2.1 million, or $0.20 per diluted share, compared to (loss) of $(7.8) million, or $(0.73) per diluted share.
- Net (loss) of $(0.8) million, or $(0.08) per diluted share, compared to net (loss) of $(5.7) million, or $(0.53) per diluted share.
- Net combined ratio of 93.7% compared to 115.0%, an improvement of 21.3 points.
- Net premiums earned from personal lines decreased by 4.2% reflecting the 25% quota share in effect for six months ended June 30, 2020 vs. 10% quota share in effect for six months ended June 30, 2019. Net premiums earned, including commercial liability lines in run off, decreased 11.9% to $53.6 million.
- Net loss ratio, excluding commercial liability lines in run off[1], of 51.5% compared to 68.0%; Net loss ratio, including commercial liability lines in run off[1], of 54.5% compared to 77.0%.
- Book Value per Share of $8.40 up $0.23, or 2.8% from December 31, 2019.

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in Form 8-K Exhibit 99.2 "Additional Preliminary Financial Information for Q2 2020" (also available at www.kingstonecompanies.com).

FOR ADDITIONAL INFORMATION PLEASE VISIT OUR WEBSITE AT WWW.KINGSTONECOMPANIES.COM.

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period. **Net written premiums** are direct written premiums less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct written premiums and net written premiums written, are net written premiums that are pro-rata earned during the fiscal period presented. All of the Company's policies are written for a twelve-month period. Management uses direct written premiums and net written premiums, along with other measures, to gauge the Company's performance and evaluate results.

Core direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in New York.

Expansion direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in other states (i.e., outside New York).

Net operating income (loss) - is net income (loss) exclusive of realized investment gains (losses), net of tax. Net income (loss) is the GAAP measure most closely comparable to net operating income (loss).

Management uses net operating income (loss) along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including realized investment gains (losses), and may vary significantly between periods. Net operating income (loss) is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Net loss ratio excluding commercial lines - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines.

We believe that this ratio is useful to investors and it is used by management to reveal the trends in our business that may be obscured by the loss ratio that relates to commercial lines which is in run off. Due to our decision in July 2019 to no longer underwrite commercial lines, excluding the loss ratio related to such line of business allows us to compare our loss ratio with regard to our ongoing lines of business. We believe this measure is useful for investors to evaluate this component separately and in the aggregate when reviewing our underwriting performance. We also provide it to facilitate a comparison to our outlook on the net loss ratio excluding commercial lines. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding commercial lines should not be considered a substitute for the net loss ratio and does not reflect the Company's net loss ratio.

About Kingstone Companies, Inc.

Kingstone is a Northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a multi-line carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products, as well as Physical Damage Only coverage to taxi, limousine, and transportation network vehicle owners in New York State. Actively writing in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut, Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 under "Factors That May Affect Future Results and Financial Condition" and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the Securities and Exchange Commission. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319